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                                                                  EXHIBIT 23.10

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Wyndham Hotel Corporation and Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (File No. 333-28085 and 333-28085-01) of our reports (i) dated February 12, 1997, except for Note 21, Note 22 and the last paragraph of Note 2, as to which the date is December 1, 1997 of our audit of the consolidated financial statements of Interstate Hotels Company, (ii) dated January 17, 1996, on our audit of the financial statements of Troy Hotel Investors and (iii) dated February 7, 1995, on our audit of the financial statements of Troy Park Associates.

                                          /s/ COOPERS & LYBRAND, L.L.P.

Pittsburgh, Pennsylvania
December 8, 1997